EXHIBIT 10.1


                            MORGAN CREEK ENERGY CORP.
                          5050 Quorum Drive, Suite 700
                               Dallas, Texas 75254

November 30, 2009

BONANZA RESOURCES CORPORATION

1320-885 West Georgia Street
Vancouver British Columbia V6C 3E8

ATTENTION: BYRON COULTHARD, PRESIDENT

RE: AMENDMENT OF THE OPTION AGREEMENT BETWEEN MORGAN CREEK AND BONANZA

This letter ("LETTER AMENDING AGREEMENT") sets out the terms of the amendments to the Option Agreement (as defined below) between Morgan Creek Energy Corp. ("MORGAN CREEK") and Bonanza Resources Corporation ("BONANZA"). Pursuant to the terms of an agreement dated May 28, 2009 (the "OPTION AGREEMENT"), as amended by agreements dated August 7, 2009, October 16, 2009 and October 28, 2009, Bonanza granted to Morgan Creek an option, exercisable up to October 28, 2010, to acquire an interest in the North Fork 3-D Prospect.

The Option Agreement as previously amended is hereby further amended and the parties make the representations set out below and the parties agree as follows:

1. Bonanza represents that the Option Agreement, as amended, is in full force and effect and that Morgan Creek is not in breach of any term of the Option Agreement.

2. Bonanza grants to Morgan Creek an option to acquire a 70% interest of Bonanza's 85% interest (a 59.50% working interest) in the North Fork 3-D Prospect (the "PROSPECT") by incurring the full costs of drilling one well (the "INITIAL DRILLING Program") to completion on the Prospect, Morgan Creek will have exercised the option to earn its interest in (a) that well and (b) the balance of the Prospect.

3. Notwithstanding 2 above, if Morgan Creek incurs the full cost of drilling the first well which results in a dry hole (as that term is commonly used in the industry), then Morgan Creek will have the exclusive right and option to participate in any and all further drilling programs on the Prospect and to incur the full costs of drilling a second well to completion on the Prospect, in which case Morgan Creek will have exercised its option to acquire a 70% interest of Bonanza's 85% interest (a 59.50% working interest) in both (a) that well and (b) the balance of the Prospect.

4. Bonanza represents that it acquired its 85% interest in the Prospect pursuant to an agreement dated February 25, 2008 (the "UNDERLYING OPTION AGREEMENT") with Ryan Petroleum, LLC and Radiant Energy, LLC (the "UNDERLYING OPTIONORS").


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5.   Bonanza  represents that the Underlying  Option  Agreement is in full force and effect and that:

     (a) The Underlying Optionors have not advised Bonanza, either orally or in writing that Bonanza is in breach of the terms of the Underlying Option Agreement; and

     (b)  Bonanza  is not  in  default  of any  term  of the  Underlying  Option
          Agreement.

6. Bonanza represents that it has not exercised its option contained in the Underlying Option Agreement.

7. In the event that Bonanza is about to breach any of the terms of the Underlying Option Agreement then Bonanza will give Morgan Creek immediate notice of such and if Bonanza fails to do so, then Morgan Creek will give notice to Bonanza of such breach, but in any case, and without doing anything further, including executing any further documents, all of Bonanza's right, title and interest in the Underlying Option Agreement will be automatically assigned to Morgan Creek for no additional consideration.

8.   Bonanza represents that:

     (a) the operator of the Prospect (the "OPERATOR") allowed some leases which originally comprised the Prospect, to expire prior to the date of the Option Agreement without first advising Bonanza, either orally or in writing, of the Operator's intention to allow those leases to expire; and

     (b) Bonanza discovered the facts set out in Section 8(a) on or about November 26, 2009.

9. Bonanza represents that as of the date of this Letter Amending Agreement, the Prospect is comprised of approximately 5,600 acres.

10. Bonanza covenants that it will provide to Morgan Creek as soon as possible, a full listing of all leases which comprise the Prospect, such listing to include the acreage of each lease and the expiry date of each lease, the names of the parties to each lease and a total, exact as reasonably possible, of the number of acres comprising the Prospect.

11. Bonanza will as soon as possible, provide Morgan Creek full and clearly legible copies of all leases now comprising the Prospect.

12. Morgan Creek will cause the production of a drill order title opinion on the spacing unit for the first drill location (the "INITIAL TITLE OPINION") and the expense of the Initial Title Opinion will be credited as an expense paid by Morgan Creek under the Authorization For Expenditure relating to the first drill hole.

13. Bonanza will use its best efforts to ensure that, no leases comprising the Prospect will be allowed to expire without first giving Morgan Creek 60 days advance written notice of such intention to allow such leases to expire and, if Morgan Creek so elects in writing within 30 days of receipt of such notice, to transfer to Morgan Creek, at no cost to Morgan Creek, those leases which are intended to expire.


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14.  Bonanza and Morgan Creek agree to use their best  efforts to negotiate  and execute a more formal agreement (an "AMENDED AND RESTATED AGREEMENT") to supersede and replace the Option Agreement, as previously amended and as further amended by this Letter Amending Agreement and until such more AMENDED AND RESTATED AGREEMENT is entered into, this Letter Amending Agreement and the Option Agreement as previously amended and further amended by this Letter Amending Agreement will remain in full force and effect and binding upon the parties.

15. This Letter Amending Agreement is to be governed by construed in accordance with the laws of the Province of British Columbia.

16.  This Letter Amending Agreement may be executed in counterpart and by fax.


Please sign this Letter Agreement below to indicate your agreement to the terms herein.


MORGAN CREEK ENERGY CORP.


Per: _______________________
     Peter Wilson, President


BONANAZA RESOURCES CORPORATION hereby agrees to the terms herein.



Per: __________________________
     Byron Coulthard, President









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